Exhibit 99.(G)(4)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Execution

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of September 26, 2004 by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”).

WITNESSETH:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.       “Board” shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2.      “Custody Agreement” shall mean that certain Custody Agreement, dated September 26, 2024 between BNY and the Fund.

3.       “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

4.       “Foreign Custody Manager” shall have the meaning provided in the Rule.

5.       “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

6.       “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

7.       “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended and in effect from time to time.

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8.       “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York Mellon as custodian (the "Custodian") under the Custody Agreement.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board’s delegation of Responsibilities with respect to each Specified

Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise and to act without bad faith, negligence, willful misconduct, willful misfeasance, fraud or reckless disregard of its duties and obligations under this Agreement (“Standard of Care”).

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified

Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) promptly advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

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2. For purposes of preceding Section 1 of this Article, BNY’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.

REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.

CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the Standard of Care. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the Standard of Care.

3. Subject to the limitation contained in Article V, Section 1 herein, BNY shall indemnify the Fund and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund solely to the extent arising from or relating to BNY's failure to exercise the Standard of Care.

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4. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

5. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.

MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 240 Greenwich Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 250 W. 34th Street, 3rd floor, New York, NY 10119, Attn: General Counsel, with an email copy to Email: Legalnotice@wisdomtree.com or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

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8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement, and may otherwise be terminated by the Fund by giving BNY a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

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IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

EACH OF THE FUNDS OR SERIES IDENTIFIED IN ANNEX I

By: /s/ Jonathan Steinberg
Title: CEO

THE BANK OF NEW YORK MELLON

By: /s/ Michael Gronsky
Title: Senior Vice President

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ANNEX I

Fund Name	Tax Identification
WisdomTree Emerging Markets ex-China Fund	[Omitted]
WisdomTree Artificial Intelligence and Innovation Fund	[Omitted]
WisdomTree Battery Value Chain and Innovation Fund	[Omitted]
WisdomTree China ex-State-Owned Enterprises Fund	[Omitted]
WisdomTree Cybersecurity Fund	[Omitted]
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund	[Omitted]
WisdomTree Emerging Markets Corporate Bond Fund	[Omitted]
WisdomTree Emerging Markets Efficient Core Fund	[Omitted]
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	[Omitted]
WisdomTree Emerging Markets High Dividend Fund	[Omitted]
WisdomTree Emerging Markets Local Debt Fund	[Omitted]
WisdomTree Emerging Markets Multifactor Fund	[Omitted]
WisdomTree Emerging Markets Quality Dividend Growth Fund	[Omitted]
WisdomTree Emerging Markets SmallCap Dividend Fund	[Omitted]
WisdomTree Global ex-U.S. Quality Dividend Growth Fund	[Omitted]
WisdomTree Global High Dividend Fund	[Omitted]
WisdomTree India Earnings Fund	[Omitted]
WisdomTree India Hedged Equity Fund	[Omitted]
WisdomTree New Economy Real Estate Fund	[Omitted]
WisdomTree BioRevolution Fund	[Omitted]
WisdomTree Cloud Computing Fund	[Omitted]
WisdomTree Dynamic Currency Hedged International Equity Fund	[Omitted]
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	[Omitted]
WisdomTree Europe Hedged Equity Fund	[Omitted]
WisdomTree Europe Hedged SmallCap Equity Fund	[Omitted]
WisdomTree Europe Quality Dividend Growth Fund	[Omitted]
WisdomTree Europe SmallCap Dividend Fund	[Omitted]
WisdomTree International Al Enhanced Value Fund	[Omitted]
WisdomTree International Efficient Core Fund	[Omitted]
WisdomTree International Equity Fund	[Omitted]
WisdomTree International Hedged Quality Dividend Growth Fund	[Omitted]
WisdomTree International High Dividend Fund	[Omitted]
WisdomTree International LargeCap Dividend Fund	[Omitted]
WisdomTree International MidCap Dividend Fund	[Omitted]
WisdomTree International Multifactor Fund	[Omitted]
WisdomTree International Quality Dividend Growth Fund	[Omitted]
WisdomTree International SmallCap Dividend Fund	[Omitted]
WisdomTree Japan Hedged Equity Fund	[Omitted]

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WisdomTree Japan Hedged SmallCap Equity Fund	[Omitted]
WisdomTree Japan SmallCap Dividend Fund	[Omitted]
WisdomTree Efficient Gold Plus Equity Strategy Fund	[Omitted]
WisdomTree 1-3 Year Laddered Treasury Fund	[Omitted]
WisdomTree 7-10 Year Laddered Treasury Fund	[Omitted]
WisdomTree Bianco Total Return Fund	[Omitted]
WisdomTree Bloomberg U.S. Dollar Bullish Fund	[Omitted]
WisdomTree Emerging Currency Strategy Fund	[Omitted]
WisdomTree Floating Rate Treasury Fund	[Omitted]
WisdomTree Interest Rate Hedged High Yield Bond Fund	[Omitted]
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	[Omitted]
WisdomTree Mortgage Plus Bond Fund	[Omitted]
WisdomTree U.S. Al Enhanced Value Fund	[Omitted]
WisdomTree U.S. Corporate Bond Fund	[Omitted]
WisdomTree U.S. Efficient Core Fund	[Omitted]
WisdomTree U.S. High Dividend Fund	[Omitted]
WisdomTree U.S. High Yield Corporate Bond Fund	[Omitted]
WisdomTree U.S. LargeCap Fund	[Omitted]
WisdomTree U.S. LargeCap Dividend Fund	[Omitted]
WisdomTree U.S. MidCap Fund	[Omitted]
WisdomTree U.S. MidCap Dividend Fund	[Omitted]
WisdomTree U.S. MidCap Quality Growth Fund	[Omitted]
WisdomTree U.S. Quality Growth Fund	[Omitted]
WisdomTree Voya Yield Enhanced USD Universal Bond Fund	[Omitted]
WisdomTree PutWrite Strategy Fund	[Omitted]
WisdomTree U.S. Multifactor Fund	[Omitted]
WisdomTree U.S. Quality Dividend Growth Fund	[Omitted]
WisdomTree U.S. Short-Term Corporate Bond Fund	[Omitted]
WisdomTree U.S. SmallCap Fund	[Omitted]
WisdomTree U.S. SmallCap Dividend Fund	[Omitted]
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	[Omitted]
WisdomTree U.S. SmallCap Quality Growth Fund	[Omitted]
WisdomTree U.S. Total Dividend Fund	[Omitted]
WisdomTree U.S. Value Fund	[Omitted]
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	[Omitted]
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	[Omitted]
WisdomTree Alternative Income Fund	[Omitted]
WisdomTree Enhanced Commodity Strategy Fund	[Omitted]
WisdomTree Managed Futures Strategy Fund	[Omitted]
WisdomTree Target Range Fund	[Omitted]

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SCHEDULE I Specified Countries
Argentina	Malta
Australia	Mauritius
Austria	Mexico
Bahrain	Morocco
Bangladesh	Namibia
Belgium	Netherlands
Bermuda	New Zealand
Botswana	Nigeria
Brazil	Norway
Bulgaria	Oman
Canada	Pakistan
Cayman Islands	Panama
Chile	Peru
China	Philippines
Colombia	Poland
Costa Rica	Portugal
Croatia	Qatar
Cyprus	Romania
Czech Republic	Russia
Denmark	Saudia Arabia
Egypt	Serbia
Estonia	Singapore
Finland	Slovakia
France	Slovenia
Germany	South Africa
Ghana	South Korea
Greece	Spain
Hong Kong	Sri Lanka
Hungary	Sweden
Iceland	Switzerland
India	Taiwan
Indonesia	Tanzania
Ireland	Thailand
Israel	Tunisia
Italy	Turkey
Japan	United Arab Emirates
Jordan	Uganda
Kazakhstan	Ukraine

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Kenya	United Kingdom
Kuwait	Uruguay
Latvia	Vietnam
Lithuania	WAEMU
Luxembourg	Zambia
Malawi	Zimbabwe
Malaysia

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